Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated February 22, 2005 relating to the financial statements and financial statement schedules, which appears in Tower Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


                                                /s/ Johnson Lambert & Co.



Reston, Virginia
October 31, 2005